Exhibit 4.21
THIRD SUPPLEMENTAL INDENTURE
Third Supplemental Indenture (this “Supplemental Indenture”), dated as of January 26, 2011, among PNK (Ohio), LLC, a Ohio limited liability company (the “Guarantying Subsidiary”), a subsidiary of Pinnacle Entertainment, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Trust Company, N.A., as trustee, or the Trustee, as applicable, an indenture (the “Original Indenture”), dated as of June 8, 2007 and as further amended by the First Supplemental Indenture, dated as of July 16, 2009 and by the Second Supplemental Indenture dated as of February 5, 2010 (together with the Original Indenture, the “Indenture”) providing for the issuance of 7½% Senior Subordinated Notes due 2015 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantying Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GURANTY. The Guarantying Subsidiary hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantying Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantying Subsidiary under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiary and the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

ACE GAMING, LLC a New Jersey limited liability company

By:	PNK Development 13, LLC, a New Jersey limited liability company,
Its:	Sole Member

	By:	Biloxi Casino Corp., a Mississippi corporation
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Chief Financial Officer and Treasurer

AREH MLK LLC, a Delaware limited liability company

By:	Biloxi Casino Corp., a Mississippi corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer and Treasurer

MITRE ASSOCIATES LLC, a Delaware limited liability company

By:	PNK Development 13, LLC, a New Jersey limited liability company,
Its:	Sole Member

	By:	Biloxi Casino Corp., a Mississippi corporation
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Chief Financial Officer and Treasurer

PSW PROPERTIES LLC, a Delaware limited liability company

By:	Biloxi Casino Corp., a Mississippi corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer and Treasurer

PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

By:	Biloxi Casino Corp., a Mississippi corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer and Treasurer

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer and Treasurer

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	Boomtown, LLC,
Its:	General Partner

	By:	Pinnacle Entertainment, Inc.,
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Chief Financial Officer

PNK (ES), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

AREP BOARDWALK PROPERTIES LLC, a Delaware limited liability company

By:	Biloxi Casino Corp.
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer and Treasurer

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK DEVELOPMENT 9, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (SCB), L.L.C., a Louisiana limited liability company

By:	PNK Development 7, LLC,
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.,
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Chief Financial Officer

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana partnership

By:	PNK Development 8, LLC,
Its:	Managing Partner

	By:	Pinnacle Entertainment, Inc.,
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Chief Financial Officer

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (OHIO), LLC, a Ohio limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (RIVER CITY), LLC, a Missouri limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (STLH), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., a Missouri corporation

By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer and Treasurer

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

By:	/s/ John A. Godfrey
	Name:	John A. Godfrey
	Its:	Manager

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resorts Indiana, LLC, a Nevada limited liability company
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc., a Delaware corporation
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President